Exhibit 99.1

POLZLER & SCHNEIDER HOLDINGS CORPORATION

AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED OCTOBER 31, 2020 AND 2019

POLZLER & SCHNEIDER HOLDINGS CORPORATION AND SUBSIDIARIES

INDEPENDENT AUDITOR’S REPORT

To the Stockholders

Polzler & Schneider Holdings Corporation and Subsidiaries

Mississauga, Ontario

Report on the Consolidated Financial Statements

We have audited the accompanying consolidated financial statements of Polzler & Schneider Holdings Corporation and its subsidiaries, which comprise the consolidated balance sheets as of October 31, 2020 and 2019, and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

3140 Harbor Lane N, Suite 100, Plymouth, MN 55447 | 7900 International Drive, Suite 160, Bloomington, MN 55425

Phone: 763-550-1100 | Fax: 763-550-1644 | www.pwbcpas.com

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Polzler & Schneider Holdings Corporation and its subsidiaries as of October 31, 2020 and 2019, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Report on Supplementary Information

Our audits were conducted for the purpose of forming an opinion on the consolidated financial statements as a whole. The supplemental consolidating information is presented for purposes of additional analysis and is not a required part of the consolidated financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the consolidated financial statements. The information has been subjected to the auditing procedures applied in the audit of the consolidated financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the consolidated financial statements or to the consolidated financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the consolidated financial statements as a whole.

Peterson, Whitaker & Bjork, LLC

Peterson, Whitaker & Bjork, LLC

Plymouth, Minnesota

June 2, 2021

POLZLER & SCHNEIDER HOLDINGS CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

OCTOBER 31, 2020 AND 2019

ASSETS	2020	2019
Current assets:
Cash	$11,963,565	$11,077,193
Accounts receivable, less allowance of approximately $3,000 and $3,000 in 2020 and 2019, respectively	729,929	550,612
Accounts receivable - related party	67,534	73,207
Short-term notes receivable, less allowance of approximately $4,000 and $13,500 in 2020 and 2019, respectively	104,913	18,500
Current portion of long-term notes receivable, less allowance of approximately $29,000 and $23,500 in 2020 and 2019, respectively	146,269	73,144
Prepaid expenses and deposits	326,724	376,773
Income taxes receivable	38,000	51,779
Due from related parties	19,241	34,467
Assets held for sale, net	—	914,927
Total current assets	13,396,175	13,170,602
Long-term notes receivable, net of current portion and allowance of approximately $24,000 and $500 in 2020 and 2019, respectively	273,185	104,270
Property and equipment, net	152,789	21,401
Intangible assets, net	491,516	511,088
Total assets	$14,313,665	$13,807,361

See independent auditor's report and notes to consolidated financial statements.

POLZLER & SCHNEIDER HOLDINGS CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

OCTOBER 31, 2020 AND 2019

LIABILITIES AND STOCKHOLDERS' EQUITY	2020	2019
Current liabilities:
Accrued expenses and accounts payable	$845,610	$525,403
Due to related parties	50,016	6,398
Intercompany payables	235,251	281,812
Income taxes payable	666,746	175,891
Deferred revenue	25,500	77,072
Due to brokers	5,586,055	4,794,975
Current maturities of long-term debt	142,059	—
Liabilities held for sale		990,553
Total current liabilities	7,551,237	6,852,104
Long-term liabilities:
Long-term debt, net of current maturities	94,706	—
PPP loan	546,561	—
Deferred income tax liability, net	122,200	65,400
Accrued income taxes	3,823,000	3,610,000
Total long-term liabilities	4,586,467	3,675,400
Total liabilities	12,137,704	10,527,504
Stockholders’ equity:
Common stock, $1 par value; 3,000 shares authorized, 2,000 shares issued and outstanding	2,000	2,000
Additional paid-in capital	1,071,179	1,071,179
Retained earnings	861,675	2,001,518
Total Polzler & Schneider Holdings Corporation stockholders’ equity	1,934,854	3,074,697
Non-controlling interests	241,107	205,160
Total stockholders’ equity	2,175,961	3,279,857
Total liabilities and stockholders’ equity	$14,313,665	$13,807,361

See independent auditor's report and notes to consolidated financial statements.

POLZLER & SCHNEIDER HOLDINGS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

YEARS ENDED OCTOBER 31, 2020 AND 2019

	2020	2019
Revenues:
Management fees	$10,072,769	$10,530,544
1% assessment	7,323,176	7,383,833
Franchise sale and renewal fees	808,101	609,816
European royalties	4,313,356	4,365,755
Consulting fees	46,000	106,334
Advertising and balloon fees	8,218,779	9,247,993
Other income	180,231	148,337
Total revenues	30,962,412	32,392,612
Operating expenses:
Operating expenses	24,321,415	29,275,192
Debt forgiveness income	(236,533)	—
Total operating expenses	24,084,882	29,275,192
Income from operations	6,877,530	3,117,420
Other income (expense):
Interest expense	(36,525)	(17,405)
Interest income	469	1,599
Gain on sale of property and equipment	—	1,024,087
Total other income (expense)	(36,056)	1,008,281
Income from continuing operations before income taxes	6,841,474	4,125,701
Income tax expense	1,983,100	1,984,600
Net income from continuing operations	4,858,374	2,141,101
Net loss from discontinued operations, net of tax	(6,092)	(53,726)
Consolidated net income	4,852,282	2,087,375
Less: net income attributable to non-controlling interests	(355,592)	(327,874)
Net income attributable to Polzler & Schneider Holdings Corporation	$4,496,690	$1,759,501

See independent auditor's report and notes to consolidated financial statements.

POLZLER & SCHNEIDER HOLDINGS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

YEARS ENDED OCTOBER 31, 2020 AND 2019

			Additional		Polzler & Schneider
	Common Stock		Paid-In	Retained	Holdings	Non-controlling
	Shares	Amount	Capital	Earnings	Corporation Equity	Interests	Total
Balances at October 31, 2018	2,000	$2,000	$1,071,179	$2,442,017	$3,515,196	$186,036	$3,701,232
Dividends	—	—	—	(2,200,000)	(2,200,000)	(308,750)	(2,508,750)
Net income	—	—	—	1,759,501	1,759,501	327,874	2,087,375
Balances at October 31, 2019	2,000	2,000	1,071,179	2,001,518	3,074,697	205,160	3,279,857
Dividends	—	—	—	(5,636,533)	(5,636,533)	(319,645)	(5,956,178)
Net income	—	—	—	4,496,690	4,496,690	355,592	4,852,282
Balances at October 31, 2020	2,000	$2,000	$1,071,179	$861,675	$1,934,854	$241,107	$2,175,961

See independent auditor's report and notes to consolidated financial statements.

POLZLER & SCHNEIDER HOLDINGS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEAR ENDED OCTOBER 31, 2020

	Continuing Operations	Discontinued Operations	Total
Cash flows from operating activities:
Net income (loss)	$4,502,782	$(6,092)	$4,496,690
Adjustments to reconcile net income (loss) to net cash flows provided by (used in) operating activities:
Depreciation and amortization	30,359	38,181	68,540
(Gain) loss on sale of property and equipment	—	—	—
(Gain) loss on sale of investment in subsidiary	—	449,791	449,791
Debt forgiveness income	(236,533)	(381,982)	(618,515)
Deferred income taxes	56,800	—	56,800
Income applicable to minority interests	355,592	—	355,592
Changes in operating assets and liabilities:
Accounts receivable	(179,317)	(236,317)	(415,634)
Accounts receivable - related party	5,673	—	5,673
Notes receivable	(128,453)	—	(128,453)
Prepaid expenses and deposits	50,049	4,431	54,480
Income taxes receivable and payable and accrued	717,634	—	717,634
Intercompany receivables and payables	(44,161)	(2,400)	(46,561)
Due to/from related parties	58,844	—	58,844
Accrued expenses and accounts payable	324,301	10,972	335,273
Deferred revenue	(51,572)	—	(51,572)
Due to brokers	554,547	—	554,547
Other long-term liabilities	—	10,412	10,412
Net cash flows provided by (used in) operating activities	6,016,545	(113,004)	5,903,541

See independent auditor's report and notes to consolidated financial statements.

POLZLER & SCHNEIDER HOLDINGS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS - Continued

YEAR ENDED OCTOBER 31, 2020

	Continuing	Discontinued
	Operations	Operations	Total
Cash flows from investing activities:
Purchases of property and equipment	(142,175)	(7,088)	(149,263)
Proceeds from sale of property and equipment	—	—	—
Acquisition of business	—	—	—
Cash transferred in sale of business	—	(107,045)	(107,045)
Net cash flows provided by (used in) investing activities	(142,175)	(114,133)	(256,308)

Cash flows from financing activities:
Dividends paid to controlling interests	(5,400,000)	—	(5,400,000)
Dividends paid to non-controlling interests	(319,645)	—	(319,645)
Proceeds from PPP loan	779,000	66,100	845,100
Principal payments on short-term debt	(47,353)	(100,000)	(100,000)
Principal payments on long-term debt	—	—	(47,353)
Net borrowings (repayments) on revolving note- related party	—	(50,000)	(50,000)
Net cash flows provided by (used in) financing activities	(4,987,998)	(83,900)	(5,071,898)
Net increase (decrease) in cash	886,372	(311,037)	575,335
Cash, beginning of year	11,077,193	311,037	11,388,230
Cash, end of year	$11,963,565	$—	$11,963,565

See independent auditor's report and notes to consolidated financial statements.

POLZLER & SCHNEIDER HOLDINGS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEAR ENDED OCTOBER 31, 2019

	Continuing	Discontinued
	Operations	Operations	Total
Cash flows from operating activities:
Net income (loss)	$1,813,227	$(53,726)	$1,759,501
Adjustments to reconcile net income (loss) to net cash flows provided by (used in) operating activities:
Depreciation and amortization	52,667	18,218	70,885
(Gain) loss on sale of property and equipment	(990,117)	—	(990,117)
(Gain) loss on sale of investment in subsidiary	—	—	—
Debt forgiveness income	—	—	—
Deferred income taxes	11,400	—	11,400
Income applicable to minority interests	327,874	—	327,874
Changes in operating assets and liabilities:
Accounts receivable	35,069	57,327	92,396
Accounts receivable - related party	(12,268)	—	(12,268)
Notes receivable	75,673	—	75,673
Prepaid expenses and deposits	(169,705)	(18,089)	(187,794)
Income taxes receivable and payable and accrued	1,080,484	—	1,080,484
Intercompany receivables and payables	22,670	(21,900)	770
Due to/from related parties	(73,822)	—	(73,822)
Accrued expenses and accounts payable	(329,213)	240,553	(88,660)
Deferred revenue	(12,928)	—	(12,928)
Due to brokers	381,402	—	381,402
Other long-term liabilities	—	—	—
Net cash flows provided by (used in) operating activities	2,212,413	222,383	2,434,796

See independent auditor's report and notes to consolidated financial statements.

POLZLER & SCHNEIDER HOLDINGS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS - Continued

YEAR ENDED OCTOBER 31, 2019

	Continuing	Discontinued
	Operations	Operations	Total
Cash flows from investing activities:
Purchases of property and equipment	(14,030)	(6,609)	(20,639)
Proceeds from sale of property and equipment	1,319,546	—	1,319,546
Acquisition of business	—	(204,737)	(204,737)
Cash transferred in sale of business	—	—	—
Net cash flows provided by (used in) investing activities	1,305,516	(211,346)	1,094,170
Cash flows from financing activities:
Dividends paid to controlling interests	(2,200,000)	—	(2,200,000)
Dividends paid to non-controlling interests	(308,750)	—	(308,750)
Proceeds from PPP loan	—	—	—
Principal payments on short-term debt	—	(50,000)	(50,000)
Principal payments on long-term debt	—	—	—
Net borrowings (repayments) on revolving note- related party	—	350,000	350,000
Net cash flows provided by (used in) financing activities	(2,508,750)	300,000	(2,208,750)
Net increase (decrease) in cash	1,009,179	311,037	1,320,216
Cash, beginning of year	10,068,014	—	10,068,014
Cash, end of year	$11,077,193	$311,037	$11,388,230

See independent auditor's report and notes to consolidated financial statements.

POLZLER & SCHNEIDER HOLDINGS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED OCTOBER 31, 2020 AND 2019

1          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND OTHER INFORMATION

Nature of Business

Polzler & Schneider Holdings Corporation (the Company) was incorporated under the laws of the state of Delaware and acts as a holding company with the following ownership interests:

Ownership Interest as
of October 31, 2020
Subsidiaries:

P & S 12/7/01, Inc.	100.00%
Integra Enterprises Corporation (Integra)	100.00%
Subsidiaries of Integra:
RE/MAX of New England, Inc.	100.00%
dba RE/MAX INTEGRA, New England
RE/MAX North Central, Inc.	100.00%
dba RE/MAX INTEGRA, Midwest
RE/MAX Indiana Limited Partnership	75.25%
dba RE/MAX INTEGRA, Midwest
Reknown Properties Corp.	0.00%
P & S Enterprises, Inc.	76.00%
Integra Enterprises Properties, LLC	0.00%
IREB Destiny, LLC	0.00%

American Operations

RE/MAX of New England, Inc. dba RE/MAX INTEGRA, New England, RE/MAX North Central, Inc. dba RE/MAX INTEGRA, Midwest and RE/MAX Indiana Limited Partnership dba RE/MAX Integra, Midwest subsidiaries are subfranchisors of RE/MAX, LLC, and sell RE/MAX franchises exclusively in the New England Region and throughout the states of Minnesota and Wisconsin, and Indiana, respectively. The subfranchisor rights are subject to a regional agreement that can be renewed for the following

POLZLER & SCHNEIDER HOLDINGS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED OCTOBER 31, 2020 AND 2019

additional terms upon timely written notification and payment of a renewal fee on or before the following expiration dates:

Exclusive Subfranchisor Territory	Regional Agreement Expires In	Renewable for Additional
Maine, New Hampshire, Massachusetts, Vermont and Rhode Island	December 2024	Two 20 year terms
Connecticut	July 2024	Two 20 year terms
Minnesota	September 2026	Two 20 year terms
Wisconsin	November 2037	One 20 year term
Indiana	April 2027	Two 20 year terms

Each of the three subfranchisors also administer an advertising fund established to aid and assist members of the RE/MAX system, in their assigned regions, in enhancing public goodwill, by advertising RE/MAX real estate brokerage services. The activities of these three wholly-owned “Promotion” entities are carried out solely for the benefit of the broker/owners and not for a profit motive.

Promotions primary source of income is from RE/MAX franchisees in the aforementioned regions. As part of the franchise agreement with Promotions, franchisees are required to pay a fee to support promotional activities of RE/MAX throughout their assigned region. Promotions is required to spend all monies collected for promotional purposes for the benefit of the franchisees. Fees collected but not expended as of year-end are recorded as a Due to Broker liability in the Consolidated Balance Sheets as such amounts will be used to fund promotional expenses subsequent to year end.

Integra Enterprises Properties, LLC owned and occupied real estate in various locations in the United States, through March 2019.

During the year, the Company completed its dissolution of Renown Properties Corp. and Integra Enterprises Properties, LLC. The sale of these entities’ significant assets took place in previous years.

The primary purpose of Quick Commission USA, LLC was to advance commissions, at a discounted rate, to real estate agents across the United States. During fiscal year 2016, management temporarily suspended the operations and during fiscal year 2017, operations ceased altogether. All remaining assets and liabilities were either impaired, written off, or forgiven. Quick Commission was formally dissolved in June 2019.

IREB Destiny, LLC (IREB) operated two RE/MAX franchise real estate brokerage offices located in Jamaica Plain, Massachusetts and Cambridge, Massachusetts. The primary activity was serving buyers and sellers of real estate in Cambridge, Greater Boston, Somerville, and Jamaica Plain under the RE/MAX brand. IREB purchased the franchises on June 24, 2019 and sold them on June 30, 2020. As such, amounts reported for IREB are as of and for the period from June 24, 2019 (inception) to October 31, 2019, and as of and for the period from November 1, 2019 to June 30, 2020 (date of sale). After June 30, 2020, any carryover balances and transactions related to IREB were transferred over to Integra.

POLZLER & SCHNEIDER HOLDINGS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED OCTOBER 31, 2020 AND 2019

European Operations

The P & S 12/7/01, Inc. subsidiary was incorporated in December 2001 under the laws of the state of Delaware, U.S.A., for the purpose of selling and granting regional subfranchises for real estate subfranchising of real estate brokerage offices. P & S 12/7/01, Inc. holds the exclusive RE/MAX, LLC subfranchisor rights for the European Region which expire in 2023, with the option to renew the agreement for an additional 20 years upon timely written notification.

P & S 12/7/01, Inc. entered into a subfranchisor agreement with PMSCS Real Estate Franchising, Inc. (PMSCS), a company related through common ownership, for the purpose of selling and granting regional subfranchises for subfranchising of real estate brokerage offices in the European region. The subfranchisor agreement expires in 2023 and may be renewed for additional 20 year terms. Under the agreement, PMSCS acts as the exclusive subfranchisor for the European Region. A portion of the various revenues earned by PMSCS are payable to P & S 12/7/01, Inc. based upon agreed-upon percentages.

Basis of Consolidation

The accompanying consolidated financial statements include the accounts of Polzler & Schneider Holdings Corporation and its subsidiaries (together, the Company). All significant intercompany balances and transactions are eliminated in consolidation. However, due to the Promotion entities reporting on a December 31 year-end, certain intercompany balances will not eliminate entirely. No events occurred between the different year-ends that materially affected the Company’s financial position, results of operations, or cash flows.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentrations, Risks and Uncertainties

Market Concentrations

The operations of the Company are indirectly tied to the real estate industries in Europe, the New England region and the states of Minnesota, Wisconsin and Indiana.

COVID-19

The global pandemic that was declared in March 2020 by the World Health Organization relates to the rapidly growing outbreak of a novel strain of coronavirus (COVID - 19). Currently, the pandemic continues to impact the economic conditions in the U.S. and globally, creating significant uncertainties in the U.S. and global economies. The Company and federal, state and local governments are reacting to this public crisis. The Company currently has not experienced a significant negative impact, on its revenues, results of operations and cash flows. This situation is rapidly changing and additional

POLZLER & SCHNEIDER HOLDINGS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED OCTOBER 31, 2020 AND 2019

impacts to the business may arise that the Company is not aware of currently. While the disruption is currently expected to be temporary, there is uncertainty around its duration. The Company cannot predict the ultimate impact the pandemic will have on its consolidated results of operations, financial position, liquidity, or capital resources but such impact could be material.

Cash Deposits in Excess of Federally Insured Limits

The Company maintains cash balances at several financial institutions. The Company has not experienced any losses in the accounts, but the balances, at times, may exceed the $250,000 insurance limit established through the Federal Deposit Insurance Corporation (FDIC).

Accounts and Notes Receivable

Accounts and notes receivable from franchisees are generally secured by the rights to the franchise. Accounts and notes receivable are stated at the amount management expects to collect from outstanding balances. The Company performs continuing credit evaluations of its franchise customers. Accounts receivable are considered past due when payment has not been received by the stated due date on the invoice. Interest income is accrued monthly but is not recognized on past due franchise receivables until management determines that such interest will be collected. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts or notes receivable.

Property and Equipment

Property and equipment are carried at cost. Depreciation expense is computed using the straight-line method over the estimated useful lives ranging from 3 to 7 years for property and equipment. Significant additions or improvements extending asset lives are capitalized, while maintenance and repairs are charged to expense as incurred. The cost and related accumulated depreciation or amortization on asset disposals are removed from the accounts, and the resulting gain or loss is typically included in operating expenses. One-time or significant gains or losses from property sales may be included in Other Income (Expense).

Goodwill

The cost of business entities purchased in excess of the underlying fair value of its assets at the date of acquisition is recorded as goodwill. The Company adopted the accounting alternative for goodwill available to private companies under FASB ASC 350-20. Accordingly, the Company goodwill is amortized on a straight-line basis over ten years.

The Company has also adopted the accounting alternative for recognizing certain intangible assets in business combinations under FASB ASC 805. Accordingly, customer-related intangibles and noncompetition agreements are included in goodwill.

POLZLER & SCHNEIDER HOLDINGS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED OCTOBER 31, 2020 AND 2019

Intangible Assets

Intangible assets, such as the regional and subfranchise agreements, and territory rights, which are not considered to have an indefinite useful life, are amortized over their useful lives as follows:

Regional agreement	10 – 20 years
Territory rights	25 years 4 months
Subfranchise agreement	8 years 9 months – 38 years 8 months

In accordance with GAAP, the Company does not amortize indefinite-lived intangible assets such as trademarks. Management evaluates the remaining useful life of an intangible asset that is not being amortized each reporting period to determine whether events and circumstances continue to support an indefinite useful life. If an intangible asset that is not being amortized is subsequently determined to have a finite useful life, it is amortized prospectively over its remaining useful life.

Impairment of Long-Lived Assets

Long-lived assets, such as property and equipment, goodwill, and intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. The Company recognized $477,027 of impairment charges during the year ended October 31, 2020, related to the sale of the IREB franchise. There were no impairment charges recognized during the year ended October 31, 2019.

Revenue Recognition

Franchise Sale and Renewal Fees

Franchise agreements have a term of five or ten years and optional renewal periods of five years depending on contract terms and whether certain conditions are met. Revenue is recognized based on the effective date of a signed franchise or franchise renewal agreement and collection of the resulting receivable is probable. Upon signing the franchise agreement, the Company has no significant continuing obligation and substantially all of the initial services have been performed and other conditions affecting consummation of the sale have been met.

Management Fees, 1% Assessment and European Royalties

Revenue is recognized monthly when the fees are earned and collection of the resulting receivable is probable.

POLZLER & SCHNEIDER HOLDINGS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED OCTOBER 31, 2020 AND 2019

Advertising and Balloon Fees

Advertising fund revenues represent billings collected from franchisees on behalf of the Promotion entities. Advertising fund revenues are recognized monthly when funds are received. Balloon fund revenues are also collected from franchisees and are recognized monthly when received.

Consulting Fees

Revenue from consulting services are recognized monthly as the services are performed.

Real Estate Brokerage Revenue

The Company earns commissions on real estate transactions that are recorded as revenue at a point in time which is upon the closing of a real estate transaction (i.e., purchase or sale of a home). These revenues are referred to as gross commission income. The commissions the Company pays to real estate agents are recognized concurrently with associated revenues and are presented on the operating expenses line item on the accompanying Consolidated Statements of Income.

Association fee and other agent related revenue represents billings to agents for various services provided to the agents by the Company. The Company bills for these services and records the revenue monthly as the services are provided.

Advertising

Advertising expenses are recognized in the period incurred and were approximately $5,719,000 and $6,047,000 in 2020 and 2019, respectively.

Non-controlling Interests

Non-controlling interests represent the minority stockholders’ and partners’ proportionate share of the equity and earnings of P & S Enterprises, Inc. and RE/MAX Indiana Limited Partnership dba RE/MAX INTEGRA, Midwest. The Company accounts for these non-controlling interests pursuant to Financial Accounting Standards Board (FASB) guidance which requires non-controlling interests in subsidiaries to be included in the equity section of the Consolidated Balance Sheets. The guidance further requires net income (loss) related to non-controlling interests to be separately reported in the Consolidated Statements of Income.

Income Taxes

The Company is subject to United States taxation and files a consolidated federal tax return including the operations of its subsidiaries. Income tax expense is determined in accordance with a tax allocation agreement which allocates income taxes to the subsidiaries as if they filed separate tax returns. The Company files state income tax returns on a stand-alone or unitary basis based on individual state requirements.

Promotion entities are subject to United States taxation but have not elected to include their operations in the federal consolidated tax returns. Promotion entities file their own federal return; state tax returns are filed on a stand-alone or unitary basis based on individual state requirements. Since excess revenues or

POLZLER & SCHNEIDER HOLDINGS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED OCTOBER 31, 2020 AND 2019

expenses are reclassified to deposits from broker/owners, the income tax provision is based solely on taxable income derived from permanent differences, such as limitations imposed on meals and entertainment deductions. Accordingly, the income tax provision will differ from the amount computed at statutory rates.

Deferred tax assets (net of any valuation allowance) and liabilities resulting from temporary differences, net operating loss carryforwards and tax credit carryforwards are recorded using an asset-and-liability method. Deferred taxes relating to temporary differences and loss carryforwards are measured using the tax rate expected to be in effect when they are reversed or are realized.

The Company accounts for income taxes pursuant to FASB guidance. This guidance prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. The Company provides for uncertain tax positions and the related interest and penalties based upon management’s assessment of whether a tax benefit or deduction is more likely than not to be sustained upon examination by tax authorities. The Company recognizes interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense (benefit).

Recent Accounting Pronouncements

In May 2014, the FASB issued Accounting Standard Update (ASU) 2014-09 – Revenue from Contracts with Customers. This ASU is a comprehensive new revenue model which requires an entity to first identify performance obligations and then either: (1) recognize revenue at a point in time when a performance obligation is completely satisfied; or, (2) recognize revenue over time when a performance obligation is satisfied by transferring control of a god or service to a customer over a period of time. The new ASU also requires additional qualitative and quantitative disclosures.

Additional guidance was subsequently issued, but the amendments were intended to clarify and improve the operability of certain topics within the revenue standard. All guidance for the Company was initially effective in fiscal year 2020. However, in June 2020, the FASB issued ASU 2020-05, Revenue from Contracts with Customers and Leases. This ASU defers the effective date of ASU 2014-09 from annual reporting periods beginning after December 15, 2018 to annual reporting periods beginning after December 15, 2019, making the guidance effective for fiscal year 2021.

In January 2021, the FASB issued ASU No. 2021-02, Franchisors – Revenue from Contracts with Customers. This ASU provides a practical expedient for nonpublic entities to account for certain pre- opening services as a single distinct performance obligation from the franchise license. If elected, the guidance is effective for the Company in fiscal year 2021.

The Company continues to make progress on assessing the impact of the new rules and believes revenue recognition related to franchise sale and renewal fees and deferred revenue will be affected. However, management has yet to calculate the full dollar amount of the impact at this time.

2          IREB ACQUISITION AND DISPOSITION / DISCONTINUED OPERATIONS

On June 24, 2019, IREB acquired substantially all assets of Summit Solutions, Inc. and Referral Marketing Solutions, Inc., for an aggregate purchase price of $654,737 of which $204,737 was paid in cash, $150,000

POLZLER & SCHNEIDER HOLDINGS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED OCTOBER 31, 2020 AND 2019

was payable to the seller in twelve monthly installments of $12,500 beginning the month after the closing date, and additional contingent consideration in future periods of 18.76% of gross profit for the period of June 24, 2019 to June 23, 2020 divided by 12. The Company estimated that the total contingent consideration would be $300,000. This amount was scheduled to be paid to the seller on a monthly basis for 24 consecutive months beginning on July 24, 2020. The acquisition of these two RE/MAX franchise offices was performed in order to preserve the Company’s market share. Since management’s intent was to only hold the business temporarily until a qualified buyer could be found, the operations have been presented in these consolidated financial statements as discontinued operations.

The estimated fair value of the assets acquired and the allocation of the purchase price was as follows:

Accounts receivable	$114,469
Prepaid expenses and deposits	4,737
Fixed assets	5,500
Goodwill	530,031
Total	$654,737

On June 30, 2020, Integra entered into an equity interest purchase agreement to sell 100% of its interest in IREB in exchange for a $200,000 note receivable. The agreement calls for annual installments of $50,000 and contains interest equal to 0% per annum. The note matures on June 30, 2024, if not paid in full at an earlier date. The balance of the note receivable was $200,000 at October 31, 2020.

The assets sold less the liabilities assumed at June 30, 2020, netted to $172,764, resulting in a gain of $27,236. This gain is combined with the goodwill impairment of $477,027 resulting in a total loss of $449,791 and is reported under discontinued operations.

The estimated $300,000 contingent consideration was adjusted to $284,118, the calculated amount that will be paid to the original seller. This long-term note payable was assumed by Integra and monthly payments of $11,838 began in July 2020. The balance at October 31, 2020 totaled $236,765; $142,059 is due in 2021 and the remaining $94,706 is due in 2022.

The following table summarizes the major line items related to IREB operations that are included in the loss from discontinued operations in the Consolidated Statements of Income for the years ended October 31:

	2020	2019
Major classes of line items constituting income from discontinued operations:
Gross commission	$7,523,186	$6,642,920
Other agent-related revenue	503,855	173,714
Operating expenses	(7,952,856)	(6,884,735)
Debt forgiveness income	381,982	—
Interest expense	(14,868)	(7,525)
Loss on sale of business	(449,791)	—
Income tax benefit	2,400	21,900
Loss from discontinued operations	$(6,092)	$(53,726)

POLZLER & SCHNEIDER HOLDINGS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED OCTOBER 31, 2020 AND 2019

The following tables summarize the carrying amounts of major classes of assets and liabilities of discontinued operations at October 31:

	2020	2019
Carrying amounts of major classes of assets included as part of discontinued operations:
Cash	$—	$311,037
Accounts receivable, net	—	57,142
Prepaid expenses and deposits	—	19,304
Security deposits	—	3,522
Property and equipment, net	—	11,559
Goodwill, net	—	512,363
Total assets included as held for sale on the Consolidated Balance Sheets	$—	$914,927

	2020	2019
Carrying amounts of major classes of liabilities included as part of discontinued operations:
Accrued expenses and accounts payable	$—	$240,553
Revolving note - related party	—	350,000
Note payable to seller	—	100,000
Contingent consideration	—	300,000
Total liabilities included as held for sale on the Consolidated Balance Sheets	$—	$990,553

3          RELATED PARTIES

Due from Related Parties

The Company has the following balances due from companies related through common ownership. These amounts are non-interest bearing, unsecured and due on demand.

	2020	2019
RE/MAX Ontario-Atlantic Canada Promotions dba RE/MAX INTEGRA, Promotions, Ontario-Atlantic Canada	$19,241	$32,240
Officers	—	2,227
	$19,241	$34,467

POLZLER & SCHNEIDER HOLDINGS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED OCTOBER 31, 2020 AND 2019

Due to Related Parties

The Company has the following balances due to companies related through common ownership and one of its shareholders. These amounts are non-interest bearing, unsecured and due on demand.

	2020	2019
RE/MAX Ontario-Atlantic Canada, Inc. dba RE/MAX INTEGRA, Ontario-Atlantic Canada	$48,816	$5,198
Shareholder	1,200	1,200
	$50,016	$6,398

Fees

The Company paid the following fees to various companies either related through common ownership or owned by officers of the Company, for the years ended October 31:

	2020	2019
Sales consulting	$675,000	$920,000
Accounting and administrative	579,703	723,350
Tech and network support	181,005	261,400
	$1,435,708	$1,904,750

Promotions also pays fees to and receives reimbursements from related parties for various shared operating expenses. The net amount paid to (received from) related parties was ($364,050) and ($330,300) in 2020 and 2019, respectively.

Revolving Loan

As discussed in Note 8, IREB had a revolving loan agreement with RE/MAX Ontario-Atlantic Canada, Inc., a related party through common ownership.

4          NOTES RECEIVABLE

The real estate brokerage entities receive a fee for each franchise sold or renewed in the form of cash or notes secured by the franchise.

The real estate brokerage entities may also enter into notes with franchisees for delinquent management and 1% assessment fee revenue. These notes are unsecured; however, failure of the franchisee to pay these amounts could result in forfeiture of the franchise.

Short-term notes receivable are generally non-interest bearing, as long as payments are received by the scheduled due dates; however, certain notes contain stated interest rates. Long-term notes receivable are subject to the interest rate stated in the agreement; however, certain agreements contain a stated rate of 0%. The Company’s subsidiaries have not imputed interest on these notes receivable because it is not considered significant. Late payments are subject to interest up to the highest rate permissible by law.

POLZLER & SCHNEIDER HOLDINGS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED OCTOBER 31, 2020 AND 2019

5          REGIONAL SUBFRANCHISOR AGREEMENT

A portion of the management, 1% assessment and franchise sale and renewal fees are payable to RE/MAX, LLC under a regional subfranchisor agreement with the Company. RE/MAX, LLC is an unrelated party. Total fees to RE/MAX, LLC were $7,644,005 and $7,744,212 in 2020 and 2019, respectively.

6          PROPERTY AND EQUIPMENT

Property and equipment consist of the following at October 31:

	2020	2019
Furniture and equipment	$431,055	$290,070
Less accumulated depreciation	(278,266)	(268,669)
Property and equipment, net	$152,789	$21,401

Depreciation expense was $10,787 and $33,094 for the years ended October 31, 2020 and 2019, respectively.

7          INTANGIBLE ASSETS AND GOODWILL

The gross carrying amount and related accumulated amortization for intangible assets is as follows at October 31:

	2020	2019
Amortized intangible assets:
Regional agreement	$25,000	$25,000
Accumulated amortization	(21,458)	(19,958)
Regional agreement, net	3,542	5,042

Protected territory	1,015,000	1,015,000
Accumulated amortization	(1,015,000)	(1,015,000)

Protected territory, net	—	—

Subfranchise agreement	900,362	900,362
Accumulated amortization	(412,388)	(394,316)

Subfranchise agreement, net	487,974	506,046

Intangible assets, net	$491,516	$511,088

Amortization expense for intangible assets was $19,572 and $19,573 for the years ended October 31, 2020 and 2019, respectively. Estimated aggregate amortization expense based on current intangible assets is expected to be approximately $19,000 for the next three years and $18,000 in the fourth and fifth year.

POLZLER & SCHNEIDER HOLDINGS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED OCTOBER 31, 2020 AND 2019

Goodwill consisted of the following at October 31:

	2020	2019
Goodwill	$—	$530,031
Accumulated amortization	—	(17,668)

Goodwill, net	$—	$512,363

Amortization expense for goodwill, included in discontinued operations, was $35,336 and $17,668 for the years ended October 31, 2020 and 2019, respectively.

8          DEBT

IREB had a short-term note payable to the seller related to the business acquisition described in Note 2. The note had an initial maturity of 12 months, was unsecured and had an interest rate of 0%. The note was paid in full during 2020. The outstanding balance on the note was $100,000 at October 31, 2019.

IREB had a revolving loan agreement with RE/MAX Ontario-Atlantic Canada, Inc. (Ontario), a related party through common ownership. The agreement allowed the Company to borrow up to $500,000 at 6% interest. There were no scheduled principal payments and interest was due monthly. The agreement had a maturity date of June 24, 2020 at which time all outstanding principal balances were due. Effective, June 30, 2020, the remaining balance of the note of $300,000 was forgiven by Ontario. Accordingly, $300,000 of debt forgiveness income was recognized on the Consolidated Statement of Income for the year ended October 31, 2020. The outstanding balance on the revolving loan was $0 and $350,000 at October 31, 2020 and 2019, respectively.

In April 2020, the subsidiaries of the Company were granted loans totaling $845,100 under the Payroll Protection Program (PPP) administered by Old National Bank, a Small Business Administration (SBA) approved partner. The loans are uncollateralized and are fully guaranteed by the Federal government. The Company is eligible for loan forgiveness of up to 100% of the loans, upon meeting certain requirements. The Company has recorded the notes payable and will record the forgiveness upon being legally released from the loan obligations by the SBA. $302,633 of debt forgiveness income has been recorded relating to subsidiaries that had received full forgiveness of their PPP loans as of the year ended October 31, 2020. As of January 2021, all remaining PPP loans outstanding received full forgiveness. Therefore, the outstanding loans are reflected entirely as long term at October 31, 2020.

9          OPERATING LEASES

Cambridge, Massachusetts

IREB leased its Cambridge, MA office under a non-cancelable lease that expires on February 28, 2022. The lease called for monthly payments of $7,623. The lease also required the Company to pay a pro-rata share of maintenance costs. The lease was assumed by the buyer as part of the IREB sale on June 30, 2020.

POLZLER & SCHNEIDER HOLDINGS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED OCTOBER 31, 2020 AND 2019

Jamaica Plain, Massachusetts

IREB leased its Jamaica Plain, MA office under a non-cancelable lease that expired on December 31, 2019. The lease had not been extended, but the Company continued to lease the office on a month-to- month basis. The lease called for monthly payments of $4,823. The lease also required the Company to pay a pro-rata share of maintenance costs. The lease was assumed by the buyer as part of the IREB sale on June 30, 2020.

The Company’s subsidiaries enter into other short term operating leases, which are primarily for office space, additional storage and miscellaneous equipment. Total rent expense to non-related parties was $194,291 and $117,204 for the years ended October 31, 2020 and 2019, respectively.

Integra pays rent to a related party for shared office space. Rent expense was $0 and $33,900 for the years ended October 31, 2020 and 2019, respectively.

10        COMMITMENTS AND CONTINGENCIES

In conjunction with operating the real estate brokerage offices, the Company administered escrow and trust deposits which represented undisbursed amounts received prior to the settlement of real estate transactions. The escrow and trust deposits totaled $1,991,385 at October 31, 2019. These deposits were not assets of the Company and therefore, were excluded from the Consolidated Balance Sheets. However, the Company remained contingently liable for the disposition of these deposits until June 30, 2020, the date the Company sold its interest in IREB.

The Company is, from time to time, subject to legal proceedings and claims arising in the ordinary course of business. The Company does not believe the ultimate resolution of these existing matters will have a material adverse effect on its financial position, results of operations, or cash flows.

11        401(K) PLAN

The Company’s subsidiaries provide defined contribution plans under Section 401(k) of the Internal Revenue Code. All employees who have reached the age of 21 are eligible to participate. The subsidiaries may make discretionary contributions from year to year. The Company’s subsidiaries made no contributions for 2020 or 2019.

POLZLER & SCHNEIDER HOLDINGS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED OCTOBER 31, 2020 AND 2019

12        INCOME TAXES

The provision for income tax expense consists of the following at October 31:

	2020	2019
Current income taxes expense:
Federal	$1,374,900	$1,433,400
State	549,000	517,900
Current income tax expense	1,923,900	1,951,300

Deferred income tax expense (benefit):
Federal	41,300	14,100
State	15,500	(2,700)
Deferred income tax expense (benefit)	56,800	11,400
Total income tax expense	$1,980,700	$1,962,700

Expense included in continuing operations	$1,983,100	$1,984,600
Benefit included in discontinued operations	(2,400)	(21,900)
Total income tax expense	$1,980,700	$1,962,700

The income tax provision differs from the amount computed at statutory rates as a result of (1) uncertain tax positions and (2) certain state tax returns that are filed on a unitary basis, which requires state taxes to be calculated based on the income of the consolidated group. In addition, income from the forgiveness of PPP loans is not considered taxable for federal income tax purposes.

Deferred tax assets and liabilities represent temporary differences between the basis of assets and liabilities for financial reporting and tax purposes. Deferred tax assets and liabilities consisted of the following at October 31:

	2020	2019
Deferred tax assets:
Allowance for doubtful accounts	$16,400	$11,000

Total deferred tax assets	16,400	11,000

Deferred tax liabilities:
Depreciation and amortization	(99,400)	(55,700)
Prepaid expenses	(39,200)	(20,700)

Total deferred tax liabilities	(138,600)	(76,400)

Net deferred tax asset (liability)	$(122,200)	$(65,400)

In recognition of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. Based upon the level of historical taxable income and projections for future taxable income over the periods during which the deferred tax assets are

POLZLER & SCHNEIDER HOLDINGS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED OCTOBER 31, 2020 AND 2019

deductible, the Company believes it is more likely than not that the benefits of these deductible differences will be realized.

The Company has recorded a liability of $3,823,000 and $3,610,000 for tax positions taken in tax returns in previous years as of October 31, 2020 and 2019, respectively. This liability is reflected as Accrued Income Taxes on the Company’s Consolidated Balance Sheets. Tax years for fiscal 2017 and forward are open for examination and assessment by the Internal Revenue Service. Due to the statute of limitations, the liability is expected to decrease approximately $1,680,000 prior to October 31, 2021.

A reconciliation of the beginning and ending amount of the liability for uncertain tax positions is as follows:

Uncertain tax positions:

Balance at November 1, 2018	$2,696,000
Increase, including interest and penalties	914,000
Balance at October 31, 2019	3,610,000
Increase, including interest and penalties	213,000
Balance at October 31, 2020	$3,823,000

13        SUPPLEMENTAL CASH FLOW INFORMATION

	2020	2019
Cash paid during the year for:
Interest	$49,792	$24,930

Income taxes	$1,299,366	$918,248

Non-cash transactions:
Portion of business acquired with financing	$—	$450,000

Dividends transferred to due to broker	$236,533	$—

Issuance of note receivable from sale of investment in subsidiary	$200,000	$—

Debt assumed from sale of investment in subsidiary	$284,188	$—

14        SUBSEQUENT EVENTS

The Company has evaluated subsequent events through June 2, 2021, the date the consolidated financial statements were available to be issued, for potential recognition or disclosure in the consolidated financial statements.